UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

ONE CANTERBURY GREEN
201 BROAD STREET
STAMFORD, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

 Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2009, Cenveo, Inc. (collectively with all its subsidiaries and affiliates, the “Company”) amended its revolving credit and term loans facility (collectively with prior amendments the “Amended Credit Facilities”) with the consent of the lenders thereunder.

As defined in the Amended Credit Facilities, the Company’s maximum Consolidated Leverage Ratio, which it must be in pro forma compliance with at all times, has been increased to 6.25x through March 31, 2010.  The maximum permitted threshold then proceeds to step down to 5.60x for the period April 1, 2010 through June 30, 2010; 5.20x for the period July 1, 2010 through December 31, 2010; 5.00x for the January 1, 2011 through June 30, 2011; and then to 4.75x from July 1, 2011 through the end of the term of the Amended Credit Facilities.

The Company’s minimum Consolidated Interest Coverage Ratio, has been reduced to 1.85x through December 31, 2009. The minimum permitted threshold then proceeds to step up to 2.00x for the four fiscal quarters ending March 31, 2010; 2.25x for the remaining fiscal 2010 quarters; and then 2.50x through the end of the term of the Amended Credit Facilities.

Additionally, the definition of Consolidated Adjusted EBITDA used in the two financial covenant calculations discussed above has been modified to permit the add back of $50.0 million aggregate ($25.0 million each in fiscal 2009 and 2010) of cash restructuring, integration, impairment, and related fees and expenses.

As conditions to the amendment, the Company agreed to increase the pricing on all outstanding revolving credit and term loans to include interest at the three-month London Interbank Offered Rate (LIBOR) plus a spread ranging from 400.0 basis points to 450.0 basis points, based upon the Consolidated Leverage Ratio.  The amendment further modifies the credit agreement by reducing the revolving credit facility to $172.5 million and increasing to 75.0 basis points the unfunded commitment fee paid to revolving credit lenders; eliminating the Company’s ability to request a $300.0 million incremental term loan facility; limiting new unsecured debt and debt assumed from acquisitions; eliminating the restricted payments basket while leverage exceeds 4.75x; requiring an annual budget to be delivered with audited financials; lowering the annual amount that can be spent on capital expenditures; and increasing mandatory prepayments.  An amendment fee of 50.0 basis points was also paid to all consenting lenders who approved the amendment to the credit agreement.

Except as provided in the amendment, all other provisions of the Company’s revolving credit and term loan facilities remain in full force and effect. The foregoing summary of the amendment to the Company’s revolving credit and term loan facility is qualified in its entirety by the amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)       Exhibits.

Exhibit
Number                Description

10.1	Third amendment to Credit Agreement dated April 24, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 27, 2009

CENVEO, INC.

By:         s/ Mark S. Hiltwein
Mark S. Hiltwein
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number                Description

10.1	Third Amendment to Credit Agreement dated April 24, 2009

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